UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

July 15, 2008

Date of report (Date of earliest event reported)

IPtimize, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	000-52830	84-1471798
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

2135 South Cherry Street, Suite 200, Denver, CO 80222

(Address of principal executive office, including zip code)

(303)-268-3600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors announced the appointment of Mr. Donald W. Prosser as Chief Financial and Accounting Officer, and Treasurer. He will join the Company on July 15, 2008 and will report to IPtimize’s Chairman & CEO, Ron Pitcock.

Effective July 15, 2008, Clinton J. Wilson resigned from his positions as Interim Chief Financial Officer and Accounting Officer and will continue as the Company’s President, Chief Operating Officer, and as a member of the Board of Directors.

The following is a brief summary of the business experience of Mr. Prosser:

Mr. Prosser has been working as a financial consultant with IPtimize since March 1, 2008 and his appointment is effective July 15, 2008.

Prior to working with IPtimize, Mr. Prosser served as Chief Financial Officer of VCG Holding Corp. (NASDAQ: VCGH, “VCG”), increasing the market cap for the company from $3 million to $160 million. He also worked with three publicly-traded companies prior to his position at VCG, including Chartwell International, Inc., a publisher of high school athletic information and recruiting services; Inform Worldwide Holdings Inc., a computer equipment and Internet services provider; and NetCommerce, Inc., an Internet services provider. Mr. Prosser has also served as a director of Arête Industries, Inc. since 2003.

Mr. Prosser received a Bachelor of Arts degree in Accounting and History and a Master of Arts degree in Taxation from Western State College of Colorado. He has been a licensed Certified Public Accountant in the State of Colorado since 1975, worked with several national CPA firms, served as managing director for American Express Tax and Business Services (a division of American Express), and he has maintained a private practice since 1992.

Mr. Prosser will receive annual compensation of $96,000 for serving as Chief Financial and Accounting Officer, and Treasurer of the registrant. The registrant will also pay for Mr. Prosser’s health care benefits (estimated at $6,000 per year), he will receive 250,000 options to purchase common shares to be earned this year and an option price of $0.45 per share, and provide him with additional benefits commensurate with the registrant’s other executive officers. Mr. Prosser and the registrant have entered into an agreement that expires December 31, 2008 and the registrant is in the process negotiating a new contract to begin January 1, 2009.

Mr. Prosser has made several loans to the registrant that all are convertible at $0.24 to $0.45 per share and carry interest rates from 10% to 12.99%. In addition, Mr. Prosser purchased warrants attached to these loans that range in price from $0.24 to $0.45 per share.

Item 8.01	Other Events

On July 15, 2008, the Company issued a press release announcing the election of Donald W. Prosser as the Registrant’s Chief Financial and Accounting Officer. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated July 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IPTIMIZE, INC.

Date: July 18, 2008	/s/ Ron Pitcock
BY: Ron Pitcock, CEO and Chairman